UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2008 (November 19, 2008)
Date of Report (Date of earliest event reported)

SLM HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52338	42-155574
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

99 Sunnyside Blvd.,
                                        Woodbury, NY, 11729
(Address of principal executive offices, including zip code)

(866) 756-5323
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          On November 19, 2008, Mr. AJ Patel, Mr. Brian Byrne, and Mr. Doug Zindulka submitted their resignation from the Board of Directors of SLM Holdings, Inc (the “Company”), effective as the date of such resignation. The resignation letter submitted by each of Mr. Patel, Mr. Byrne and Mr. Zindulka stated that their departure was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

          On November 11, 2008, the Company sent notice to Mr. Jon Finkelstein stating that his services as the Company’s Chief Operating Officer and as a member of the Company’s Board of Directors are being terminated effective on Mr. Finkelstein’s receipt of such notice. The notification sent to Mr. Finkelstein did not reference any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

None.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2008		SLM HOLDINGS, INC.

	By:	/s/ Jason Bishara
Name: Jason Bishara
Title: Executive Chairman